Exhibit 99.1

True Drinks Announced Q2’2015 Financial Results

IRVINE, CA – (Marketwire – August 13, 2015) – True Drinks, Inc. (OTC QB: TRUU), makers of the zero-sugar, vitamin-enhanced AquaBall™ Naturally Flavored Water, today announces its financial results for the second quarter of 2015.

Achievements in Second Quarter of 2015:
•	Revenues for Second Quarter up 79% over year ago period to $2.1 million;
•	Agreed to extension of Disney Licensing Agreement which was signed in August;
•	New Distribution agreements with Jetro Cash & Carry, RBI Distributing, and Central Beverages;
•	Same store sales grew from $19.43 per store per week to $46.66 per week versus same period last year, the highest in the category.

Lance Leonard, Chief Executive Officer of True Drinks, commented, “2015 started off with a new equity investment allowing us access to the working capital  needed to accelerate the growth of AquaBall Naturally Flavored water. The brand is driving growth within the category at a rate faster than our competitors allowing AquaBall to build market share in the second quarter, and we are seeing that growth continue in the current quarter. We now look forward to the balance of 2015 with new retail partners like Target Stores, Jetro Cash & Carry, and Sam’s Club, each major contributors to our growth plan. We also had the opportunity to erase our debt and focus on gross margin improvement, getting us closer to sustainable long-term profitability and improved marginal contribution. We are excited about the milestones that we have achieved to-date and are more confident than ever that we will reach our internal goals.”

Management will hold a conference call to discuss Q2 2015 financial results and to give a shareholder update today, Thursday, August 13, 2015 at 4:30PM EDT / 1:30PM PDT.

Management will hold a conference call to discuss Q2 2015 financial results and to give a shareholder update today, Thursday, August 13, 2015 at 4:30PM EDT / 1:30PM PDT.

Second Quarter 2015 Financial Results Conference Call Details:
Date:                                Thursday, August 13, 2015
Time:                                4:30PM Eastern / 1:30PM Pacific
Participant Dial-In:         877-407-8133 (Toll Free), 201-689-8040 (International)

It is recommended that participants dial in approximately 10 minutes prior to the start of the 4:30PM Eastern call. There will also be an archived recording of the conference call available under the Investor Relations section of the company website at http://truedrinks.com/investor-relations/.

About True Drinks, Inc.
True Drinks is a healthy beverage provider with licensing agreements with Disney and Marvel for use of their characters on its proprietary, patented bottles. AquaBall™ is a naturally flavored, vitamin-enhanced, zero- calorie, dye-free, sugar-free alternative to juice and soda. AquaBall™ is currently available in four flavors: orange, grape, fruit punch and berry. Their target consumers: kids, young adults, and their guardians, are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste. For more information, please visit www.aquaballdrink.com and www.truedrinks.com. Investor information can be found at www.truedrinks.com/investor-relations/. Proudly made in the USA.

FORWARD-LOOKING STATEMENTS
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:
Investor Relations
True Drinks, Inc.
18552 MacArthur Blvd., Ste. 325
Irvine, CA 92612
ir@truedrinks.com
949-203-3500

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current Assets:
Cash	$54,284	$668,326
Accounts receivable, net	1,665,093	343,709
Inventory	1,874,011	1,363,443
Prepaid expenses and other current assets	617,523	628,675
Total Current Assets	4,210,911	3,004,153

Restricted Cash	133,264	133,198
Property and Equipment, net	3,419	4,587
Patents, net	1,152,941	1,211,765
Trademarks, net	-	6,849
Goodwill	3,474,502	3,474,502
Total Assets	$8,975,037	$7,835,054

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$2,392,878	$1,922,285
Debt	365,676	4,263,002
Derivative liabilities	4,269,055	1,569,522
Total Current Liabilities	7,027,609	7,754,809

Commitments and Contingencies (Note 5)

Stockholders’ Equity:
Common Stock, $0.001 par value, 200,000,000 and 120,000,000 shares authorized, 54,080,243 and 48,622,675 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	54,080	48,623
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 shares authorized, 1,342,870 and 1,490,995 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,343	1,491
Preferred Stock – Series C (liquidation preference $100 per share), $0.001 par value, 90,000 shares authorized, 82,148 and 0 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	82	-
Additional paid in capital	24,941,343	18,388,212
Accumulated deficit	(23,049,420)	(18,358,081)

Total Stockholders’ Equity	1,947,428	80,245

Total Liabilities and Stockholders’ Equity	$8,975,037	$7,835,054

The accompanying notes are an integral part of these financial statements.

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Sales	$2,083,921	$1,161,142	$2,848,896	$1,811,674

Cost of Sales	2,142,012	966,393	2,762,740	1,495,694

Gross (Loss) Profit	(58,091)	194,749	86,156	315,980

Operating Expenses
Selling and marketing	1,320,738	1,005,346	1,971,103	1,575,874
General and administrative	848,028	1,132,763	2,269,296	2,124,569
Total operating expenses	2,168,766	2,138,109	4,240,399	3,700,443

Operating Loss	(2,226,857)	(1,943,360)	(4,154,243)	(3,384,463)

Other Income (Expense)
Change in fair value of derivative liabilities	(186,470)	383,439	(329,392)	(1,742,098)
Interest income (expense)	33	(14,120)	(207,704)	(51,249)
	(186,437)	369,319	(537,096)	(1,793,347)

NET LOSS	$(2,413,294)	$(1,574,041)	$(4,691,339)	$(5,177,810)

Declared dividends on Preferred Stock	$67,890	$97,775	$134,762	$230,979

Net loss attributable to common stockholders	$(2,481,184)	$(1,671,816)	$(4,826,101)	$(5,408,789)

Loss per common share, basic and diluted	$(0.05)	$(0.05)	$(0.09)	$(0.17)

Weighted average common shares outstanding, basic and diluted	54,047,453	34,839,764	52,315,587	31,407,485

The accompanying notes are an integral part of these financial statements.

TRUE DRINKS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,691,339)	$(5,177,810)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,168	4,406
Amortization	65,673	95,588
Provision for bad debt expense	(49,225)	-
Change in estimated fair value of derivative	329,392	1,742,098
Fair value of common stock issued for services	462,062	69,875
Stock based compensation	234,710	258,834
Change in operating assets and liabilities:
Accounts receivable	(1,272,159)	(347,463)
Restricted cash	(66)	(66)
Inventory	(510,568)	(744,137)
Prepaid expenses and other current assets	11,152	(32,385)
Accounts payable and accrued expenses	555,484	1,050,828
Other current liabilities	-	-
Net cash used in operating activities	(4,863,716)	(3,080,232)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(2,349)
Net cash used in investing activities	-	(2,349)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	(2,195)
Proceeds from issuance of Series B Preferred Stock, net	-	1,887,413
Proceeds from issuance of Series C Preferred Stock	7,000,000	-
Borrowings in debt	235,792	-
Repayments on debt	(2,986,118)	(1,576,667)
Net cash provided by financing activities	4,249,674	308,551

NET DECREASE IN CASH	(614,042)	(2,774,030)

CASH- beginning of period	$668,326	$3,136,766

CASH- end of period	$54,284	$362,736

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$122,556	$7,944
Non-cash financing and investing activities:
Conversion of preferred stock to common stock	$2,222	$7,458
Cashless exercise of warrants	$-	$41,229
Dividends paid in common stock	152,445	8,139
Dividends declared but unpaid	$134,762	$230,979
Conversion of notes payable and accrued interest to Common Stock	$-	$764,938
Conversion of notes payable and accrued interest to Series C preferred stock	$1,214,206	$-
Warrants issued in connection with Series B Preferred Offering	$-	$616,411
Warrants issued in connection with Series C Preferred Offering	$2,370,141	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.